UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2017

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2017, Lakeland Bancorp, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”), for which the Company’s Board of Directors solicited proxies. A total of 47,327,944 shares of the Company’s common stock were outstanding and entitled to vote on the March 23, 2017 record date, and a total of 41,239,409 shares of common stock were present in person or represented by proxies at the Annual Meeting. The proposals voted upon at the meeting, all of which were approved, and the voting results are as follows:

Proposal 1. With respect to the election of five directors for the terms described in the proxy statement pertaining to the Annual Meeting, the votes were as follows:

DIRECTOR	FOR	AUTHORITY WITHHELD	BROKER NON-VOTES
Edward B. Deutsch	34,016,560	620,890	6,601,958
Lawrence R. Inserra, Jr.	34,100,968	536,481	6,601,958
Mark J. Fredericks	31,701,689	2,935,761	6,601,958
Janeth C. Hendershot	33,934,994	702,456	6,601,958
Robert B. Nicholson, III	33,931,489	705,961	6,601,958

Proposal 2. With respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public account firm for 2017, the votes were as follows (there were no Broker Non-Votes):

FOR: 40,209,402	AGAINST: 806,500	ABSTAIN: 223,505

Proposal 3: With respect to the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in the proxy statement, the votes were as follows:

FOR: 32,202,059	AGAINST: 1,924,791	ABSTAIN: 517,968

BROKER NON-VOTES: 6,594,589

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/Timothy J. Matteson
Name: Timothy J. Matteson
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: May 11, 2017